As filed with the Securities and Exchange Commission on September 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2645573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

17571 Von Karman Avenue

Irvine, CA 92614

(949) 645-2111

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Zackary S. Irani

Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, California 92614

(949) 645-2111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge

K&L Gates LLP

1 Park Plaza, Twelfth Floor

Irvine, CA 92614

(949) 623-3519

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 24, 2026

BIOMERICA, INC.

1,403,705 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified in this prospectus of up to 1,403,705 shares of our common stock, par value $0.08 per share. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Each time any of the selling securityholders offers and sells securities, such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The selling stockholders, together or separately, may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions other than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their securities hereunder. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the trading symbol “BMRA.” On September 23, 2026, the last reported sale price of our common stock was $2.60 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN AND THEREIN TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _2026.

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time and if they respectively choose to do so, sell up to 1,403,705 shares of our common stock in one or more offerings as described in this prospectus. This prospectus provides you with a general description of our common stock that the selling stockholders may offer.

In connection with the offer and sale of securities by the selling stockholders, the selling stockholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus includes or incorporates by reference our trademarks and trade names, which are our property and are protected under applicable intellectual property laws. This prospectus also contains or incorporates by reference trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to or incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

As used in this prospectus, unless the context otherwise requires, the terms “Biomerica,” “the Company,” “we,” “us,” “our” and “our company” mean Biomerica, Inc., a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, other than statements of historical facts, including, without limitation, statements regarding our strategy, future operations, future operating expenses, future financial position, future revenue, projected costs, prospects, plans, intentions, expectations, goals and objectives may be forward-looking statements. The forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement do not constitute guarantees of future performance, and actual results could differ materially from those expressed or implied in any forward-looking statements. In some cases, you can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “contemplate,” “estimate,” “project,” “forecast,” “would,” “may,” “should,” “will,” “could,” “can,” “potential,” “possible,” “proposed,” “plan,” “develop,” “opportunity,” “intend,” “initiative,” “target,” “maintain,” “continue,” “strive,” “progress,” “aim,” or the negative of these terms or other comparable expressions.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

●	the ability to raise additional capital and continue as a going concern;
●	the accuracy of our estimates regarding expenses, future revenue, capital requirements and the need for additional financing;
●	the scope of protection we are able to establish and maintain for our intellectual property rights covering our products and technology;
●	the ability to compete in our industry, including against competitors that have significantly greater financial, technical and marketing resources than we do;
●	the ability to obtain and maintain government or regulatory certification in the countries and regions in which our products are sold;
●	the ability to retain existing Centers for Medicare & Medicaid Services (“CMS”) payment rate and the Medicare Administrative Contractor claims approvals;
●	the ability to maintain sales relationships with our key customers, distributors and other commercial partners;
●	the impact of global economic, trade and political developments on our business, including tariffs and changes in international trade policies, inflation and interest rates, supply-chain disruptions, capital-market disruptions, government shutdowns, wars and geopolitical conflicts, economic sanctions and economic slowdowns or recessions, any of which could adversely affect our operations, costs, revenues, supply chain, the value of our common stock and our ability to access capital markets;
●	the implementation of our business model and strategic plans for our business, products, and technology;
●	the risks related to third parties asserting intellectual property infringement claims against us;
●	the impact of numerous laws and regulations that apply to us and compliance with these laws and regulations, as they currently exist or as modified in the future;
●	the risks related to product recalls, liability claims and harm to patients or users of our products; and
●	the ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified professionals.

Additional factors that might cause actual results and our current expectations and projections to differ materially include, among other things, those discussed under the section titled “Risk Factors,” as well as those discussed elsewhere in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. We intend that such forward-looking statements be subject to the safe harbors applicable to such statements. These forward-looking statements are based on the current beliefs and expectations of our management and speak only as of the date of this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. You should not place undue reliance on these forward-looking statements, which are subject to significant known and unknown risks, uncertainties and other factors, some of which are beyond our control and could materially affect our results. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections.

Except as required by law, we do not undertake any obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THE COMPANY

Our Company

We are a global biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products. Our diagnostic test kits are used to analyze blood, urine, nasal, or fecal material from patients to aid in the diagnosis of diseases, food intolerances, and other medical conditions. These tests detect and measure the presence and levels of specific bacteria, hormones, antibodies, antigens and other substances that may exist in the human body at extremely low concentrations. Our products are designed to enhance patient outcomes and well-being while reducing total healthcare costs.

We sell our portfolio of diagnostic products worldwide, primarily to clinical laboratories and in point-of-care settings, including physicians’ offices and over-the-counter channels. We also provide contract development and manufacturing services to third parties that utilize the technology underlying our products. In addition, we are commercializing our inFoods® IBS product through physician-directed and laboratory-based channels, including third-party reimbursement pathways. Most of our products carry Conformité Européenne (“CE”) marking and/or are registered with regulatory agencies in various countries for diagnostic use, with several also cleared by the United States Food and Drug Administration (“FDA”) for sale in the United States.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, the latter of which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates was less than $250 million on the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million on the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and plan to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

As a result, the information in this prospectus and that we provide to our investors may be different than what you might receive from other public reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Information”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, fees and expenses of our counsel and of our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 305,000,000 shares of capital stock, of which 300,000,000 shares are designated as common stock, $0.08 par value per share, and of which 5,000,000 shares are designated as preferred stock, $0.08 par value per share (“Preferred Stock”).

The following is a summary of all material characteristics of the capital stock of Biomerica, Inc. as set forth in our Second Amended and Restated Certificate of Incorporation, as amended (our “Charter”), Amended and Restated Bylaws, as amended (our “Bylaws”), and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The summary does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which have been filed as exhibits to our public filings with the Securities and Exchange Commission, and applicable provisions of the DGCL.

General

As of September 23, 2026, there were 4,598,968 shares of our common stock outstanding and held of record by 735 stockholders. No shares of Preferred Stock are outstanding. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of Preferred Stock, which we may issue in the future.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividends. Subject to preferences that may be applicable to any shares of Preferred Stock outstanding at the time, holders of common stock are entitled to receive dividends, if any, on a pro rata basis out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation Rights. If we become subject to a liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

No Preemptive or Similar Rights. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Pursuant to the terms of our Charter, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Matters

Charter and Bylaw Provisions

Our Charter and Bylaws include a number of other provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of our company and discouraging takeover bids. These provisions may also have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the following:

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority to issue up to 5,000,000 shares of our Preferred Stock with rights and preferences designated from time to time by our board of directors.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Charter provides otherwise. Our Charter does not provide for cumulative voting.

●	Size of Board and Vacancies. Our Bylaws provide that the number of directors on our board of directors shall consist of not less than three nor more than nine members as fixed from time to time by resolution of our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of the remaining members of our board of directors then in office.

Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person or entity who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or
●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “BMRA.” On September 23, 2026, the last reported sale price for our common stock on the Nasdaq Capital Market was $2.60 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock being offered for resale by this prospectus, which consists of up to 1,403,705 shares of common stock.

On August 20, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain of the selling stockholders, pursuant to which we issued and sold an aggregate of 1,393,705 shares of common stock in a private placement (the “Private Placement”). We are registering the resale of the shares sold in the Private Placement to satisfy certain registration obligations granted pursuant to a registration rights agreement dated August 20, 2026, which we entered into with the applicable selling stockholders in connection with the Private Placement. Additionally, this prospectus also covers 10,000 shares of common stock issued to Jeb B. Terry, Sr. pursuant to a consulting agreement, dated June 3, 2026 (the “Consulting Agreement”), under which Mr. Terry was granted piggyback registration rights.

To our knowledge, none of the selling stockholders has, or during the three years prior to the date of this prospectus had any position, office or other material relationship with us or any of our affiliates, except that (i) Allen Barbieri has served as our Executive Director and as Vice Chairperson and Corporate Secretary since August 2020, (ii) Eric B. Chin has served as a member of our board of directors since June 2025 and currently serves as Chair of the Audit Committee, (iii) Gary M. Huff has served as a member of our board of directors since October 2025 and currently serves as Chair of the Nominating and Corporate Governance Committee, (iv) Zack Irani has served as our Chief Executive Officer and a member of our board of directors since April 1997, (v) David Moatazedi has served as a member of our board of directors since 2020 and currently serves as Chair of the Compensation Committee, (vi) Jeb B. Terry, Sr. has provided business strategy and advisory consulting services to us pursuant to the Consulting Agreement and (vii) B. Riley Principal Capital, LLC is a party to the Purchase Agreement and has been engaged by us as our exclusive financial advisor in connection with the evaluation and potential pursuit of potential strategic opportunities.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders as of September 23, 2026. The number of shares beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. The following table also provides the number of shares of common stock that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own assuming all the shares of common stock that may be offered pursuant to this prospectus are sold. Because each selling stockholder may dispose of all, none or some portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be beneficially owned by a selling stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. See the section titled “Plan of Distribution.”

	Beneficial Ownership Prior to This Offering		Number of Shares Being	Beneficial Ownership After this Offering
Name of Selling Stockholder (1)	Shares	%	Offered	Shares	%
RNR Enterprises (2)	31,500	*	31,500	-	0%
Joseph Robert Nardini Jr.	15,625	*	15,625	-	0%
Patrice McNicoll	187,500	4%	187,500	-	0%
Matt Feinberg	46,875	*	46,875	-	0%
Michael Cavanagh	31,250	*	31,250	-	0%
Joe Nardini	125,000	3%	125,000	-	0%
DC 2022 Trust (3)	31,500	*	31,500	-	0%
Connor Boyle	15,625	*	15,625	-	0%
B. Riley Principal Capital, LLC (4)	460,080	10%	460,080	-	0%
Andy Moore	31,250	*	31,250	-	0%
Vince Ackerson	31,250	*	31,250	-	0%
Allen Barbieri (5)	87,292	2%	20,000	67,292	1%
Eric B. Chin (6)	16,250	*	6,250	10,000	0%
Jennifer A. Clark	62,500	*	62,500	-	0%
Matthew Hayden	37,500	*	37,500	-	0%
Gary M. Huff (7)	31,250	*	31,250	-	0%
Zack Irani (8)	275,679	6%	31,250	244,429	5%
Steven L. Korby	31,250	*	31,250	-	0%
David Moatazedi (9)	36,344	*	10,000	26,344	1%
Bruce A. Robson	125,000	3%	125,000	-	0%
Jeb B. Terry, Sr.	41,250	*	41,250	-	0%
	1,751,770		1,403,705	348,065

*Percentage of shares beneficially owned does not exceed 1.0% of our outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shares of common stock that a selling stockholder has the right to acquire within 60 days of September 23, 2026, including pursuant to the exercise of stock options or other rights, are deemed to be beneficially owned by such selling stockholder and outstanding for purposes of calculating such selling stockholder’s percentage ownership, but are not deemed outstanding for purposes of calculating the percentage ownership of any other selling stockholder. Percentage ownership is based on 4,598,968 shares of common stock outstanding as of September 23, 2026, plus any shares that the applicable selling stockholder has the right to acquire within 60 days thereafter.

(2)	The business address of RNR Enterprises is c/o Registered Agents Inc., 30 N Gould Street, Ste R, Sheridan, WY 8280.

(3)	Daniel Gravelle is the trustee with voting and dispositive power of the securities held by DC 2022 Trust. The address is 34 Via Di Nola, Laguna Niguel, CA 92677.

(4)	All investment decisions for B. Riley Principal Capital, LLC (“BRPC”) are made by an investment committee consisting of senior executives and headed by Bryant Riley. B. Riley Securities Holdings, Inc. is the holding company of BRPC, and BRC Group Holdings, Inc. (“BRC”) is the majority shareholder of B. Riley Securities Holdings, Inc. BRPC and BRC are affiliates of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member. The Company entered into an engagement letter with BRS dated August 19, 2026. BRPC also has the right to designate a member of the Company’s Board of Directors. The business address of BRPC is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(5)	Mr. Barbieri has served as our Executive Director and as Vice Chairperson and Corporate Secretary since August 2020. The 87,292 shares of common stock beneficially owned by Mr. Barbieri prior to this offering consist of 43,542 shares of common stock held directly, including 20,000 shares of common stock acquired in the Private Placement, and 43,750 shares underlying stock options that are currently exercisable or exercisable within 60 days of September 23, 2026.

(6)	Mr. Chin has served as a member of our board of directors since June 2025 and currently serves as Chair of the Audit Committee. The 16,250 shares of common stock beneficially owned by Mr. Chin prior to this offering consist of 16,250 shares of common stock held directly, including 6,250 shares of common stock acquired in the Private Placement. Mr. Chin has no stock options that are currently exercisable or exercisable within 60 days of September 23, 2026.

(7)	Mr. Huff has served as a member of our board of directors since October 2025 and currently serves as Chair of the Nominating and Corporate Governance Committee. The 31,250 shares of common stock beneficially owned by Mr. Huff prior to this offering consist of 31,250 shares of common stock held directly, all of which were acquired in the Private Placement. Mr. Huff has no stock options that are currently exercisable or exercisable within 60 days of September 23, 2026.

(8)	Mr. Irani has served as our Chief Executive Officer and a member of our board of directors since April 1997. The 275,679 shares of common stock beneficially owned by Mr. Irani prior to this offering consist of 190,070 shares of common stock held directly, including 31,250 shares of common stock acquired in the Private Placement, and 85,609 shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days of September 23, 2026.

(9)	Mr. Moatazedi has served as a member of our board of directors since 2020 and currently serves as Chair of the Compensation Committee. The 36,344 shares of common stock beneficially owned by Mr. Moatazedi prior to this offering consist of 20,625 shares of common stock held directly, including 10,000 shares of common stock acquired in the Private Placement, and 15,719 shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days of September 23, 2026.

(10)

The 41,250 shares of common stock beneficially owned by Mr. Terry prior to this offering consist of (i) 31,250 shares of common stock acquired in the Private Placement and (ii) 10,000 shares of common stock issued as compensation pursuant to the Consulting Agreement.

Plan of Distribution

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling such shares of common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the shares of the common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares of common stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the shares of common stock may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, and (ii) all of the shares of common stock have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Irvine, California.

EXPERTS

Haskell & White LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries as of May 31, 2026 and 2025, and for each of the years then ended, included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as set forth in their report on our consolidated financial statements, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern, and is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on Haskell & White LLP’s report, given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as filed with the SEC on August 31, 2026;

●	Our Current Reports on Form 8-K as filed with the SEC on June 4, 2026 and August 26, 2026; and

●	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the SEC on August 31, 2026, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, but excluding any information deemed furnished and not filed with the SEC. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Biomerica, Inc., 17571 Von Karman Avenue Irvine, California 92614, Attention: Chief Executive Officer or telephoning us at (949) 645-2111. You may also access the documents incorporated by reference in this prospectus through our website at www.biomerica.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We are required to file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.

We also make these documents available on our website at www.biomerica.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

BIOMERICA, INC.

1,403,705 Shares of Common Stock

PROSPECTUS

The date of this prospectus is _2026.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC Registration Fee		$452.64
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous Expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our Second Amended and Restated Certificate of Incorporation (the “Charter”) may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Our Charter provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law as now in effect, or any successor provision thereto, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

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Our Charter provides that we will indemnify each director, officer and employee to the fullest extent permitted by the DGCL.

Our Amended and Restated Bylaws (the “Bylaws”) provide that we are required to indemnify our directors and executive officers, and will indemnify and hold harmless any employee or agent who is not a director or executive officer, who was or is a party or is threatened to be made a party, including as a witness, to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative (“Proceeding”) (other than an action by or in the right of us) by reason of the fact that he or she is or was serving or has served (i) as a director, (ii) as an executive officer, (iii) as an employee or agent, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity that such person is or was serving at our request (collectively, “Corporate Status”), from and against all expenses and liabilities actually and reasonably incurred or paid by or on behalf of such person in connection with such Proceeding or any claim, issue or matter therein, if such indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of us, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that except with respect to Proceedings to enforce rights to indemnification, we will indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by our Board or Directors.

Additionally, our Bylaws provide that we are required to indemnify any director or executive officer, and indemnify and hold harmless any employee or agent who is not a director or executive officer, who was or is a party or is threatened to be made a party to any Proceeding (including as a witness) by or in the right of the Company to procure a judgment in its favor by reason of such person’s Corporate Status from and against all expenses actually and reasonably incurred or paid by or on behalf of such person in connection with such Proceeding or any claim, issue or matter therein, if such indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, our best interests; provided, however, that no indemnification will be made in respect of any claim, issue or matter as to which such person has been finally adjudged by a court of competent jurisdiction to be liable to us, unless, and only to the extent that, the Court of Chancery of the State of Delaware or another court in which such Proceeding was brought determines upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court deems proper. The rights conferred in the Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, executive officers and employees. We may not retroactively amend our Bylaws in a way that reduces the protections of its directors, officers and employees who benefit from such provisions.

Our Bylaws provide that we may purchase and maintain insurance policies to protect ourself and any person who is or was a director, executive officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise against any expenses or liabilities asserted against such person and incurred by such person by reason of their Corporate Status, whether or not we would have the power to indemnify such person against such expense or liability under such provisions or otherwise. We have obtained directors’ and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the securities laws.

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ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*
3.1	Second Amended and Restated Certificate of Incorporation of Registrant filed with the Secretary of State of Delaware on August 1, 2000 (incorporated by reference to Exhibit 3.8 filed with the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2000)
3.2	Amended and Restated Bylaws, as adopted on July 24, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed July 26, 2023)
3.3	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed April 16, 2025)
3.4	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K filed August 31, 2026)
4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2, filed September 16, 1999)
4.2	Registration Rights Agreement, dated August 20, 2026, by and among Biomerica, Inc. and certain purchasers (incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K filed August 26, 2026).
5.1	Opinion of K&L Gates LLP±
23.1	Consent of Haskell & White LLP, independent registered public accounting firm±
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)±
24.1	Power of Attorney (included on the signature page of this registration statement)
107	Filing Fee Table±

±	Filed herewith.
*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, if applicable.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 24, 2026.

BIOMERICA, INC.

By:	/s/ Zackary S. Irani
Name:	Zackary S. Irani
Its:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Zackary S. Irani, Allen Barbieri and Xiaoxuan (“Jenny”) Qu, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zackary S. Irani	Director and Chief Executive Officer	SEPTEMBER 24, 2026
Zackary S. Irani	(Principal Executive Officer)

/s/ Xiaoxuan Qu	Vice President of Finance and Corporate Controller	SEPTEMBER 24, 2026
Xiaoxuan Qu	(Principal Financial Officer and Principal Accounting Officer)

/s/ Allen Barbieri	Director	SEPTEMBER 24, 2026
Allen Barbieri

/s/ David Moatazedi	Director	SEPTEMBER 24, 2026
David Moatazedi

/s/ Eric Chin, CPA	Director	SEPTEMBER 24, 2026
Eric Chin, CPA

/s/ Gary Huff	Director	SEPTEMBER 24, 2026
Gary Huff

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